EXHIBIT 10.1

TRANSITION EMPLOYMENT AGREEMENT

This TRANSITION EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into by and between PAUL E. SHAMPAY (“Shampay”) and Business Staffing, Inc. (the “Company”) effective as of March 15, 2005.

RECITALS

A. Shampay is currently employed by the Company and is leased to Kaiser Ventures LLC where he serves as Vice President - Finance pursuant to the terms of an Employment Agreement between Shampay and the Company dated as of January 1, 2002 (the “2002 Employment Agreement”).

B. Shampay has relocated to a new place of residence. However, the Company desires to continue to employ Shampay for a limited period of time subject to and in accordance with the terms of this Agreement. This Agreement shall supersede the 2002 Employment Agreement and shall control Shampay’s employment, his departure from the Company and his service as a consultant.

NOW, THEREFORE, based upon the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Shampay and the Company agree as follows:

1. FULL TIME COMMITMENT. Subject to the terms and conditions of this Agreement, Shampay’s full time employment with the Company shall continue for a period of thirty (30) days following the latest to occur of the following: (i) the retention of an individual that will serve as controller of Kaiser; (ii) the filing with the Securities and Exchange Commission of the Company’s Report on Form 10-QSB for the year ended December 31, 2004; or (iii) the mailing of the Company’s K-1s for the year ended December 31, 2004 (the “Primary Term”). It is estimated that the Primary Term will last until approximately April 30, 2005. During the Primary Term, Shampay shall be a full time employee of the Company and shall continue to serve as Vice President of Finance of Kaiser and shall perform the duties and be responsible for the matters and items that he has been responsible for as of the date of this Agreement. During the Primary Term, Shampay shall generally be in Kaiser’s offices in Ontario, California on Monday through Thursday each week; provided, however, the Chief Financial Officer may elect not to require Shampay to be at Kaiser’s offices in Ontario during all or any portion of a particular week. Upon expiration of the Primary Term, Shampay shall resign in writing as an officer of Kaiser.

2. REDUCED TIME COMMITMENT. Subject to the terms and conditions of this Agreement, for a period of six (6) months following the Primary Term the Company will employee Shampay on an “as needed” basis as requested by the Company (the “Employee Reduced Time Work Period”). Unless sooner terminated as provided in Paragraph 19 of this Agreement, Shampay’s employment relationship with the Company shall terminate effective as of the date of the completion of the Employee Reduced Time Work Period (the “Employment Termination Date”). Provided Shampay was not terminated pursuant to Paragraph 19 of this Agreement, for a period of six (6) months immediately following the Employment Termination

Date the Company will engage Shampay as a consultant on an “as needed” basis (the “Consulting Work Period”). The twelve (12) months scheduled to be covered by the Employee Reduced Time Work Period (six months) and the Consulting Work Period (six months) is sometimes collectively referred to as the “Reduced Time Work Period.” It is contemplated that most of Shampay’s work during the Reduced Time Work Period shall be in response to telephone and e-mail inquiries. However, on occasion, Shampay may be required to come to Kaiser’s offices for a particular project. When not working for the Company, Shampay shall be free to engage in other employment and business, provided such: (i) do not materially interfere with Shampay’s work for the Company and Kaiser; (ii) are not competitive with the Eagle Mountain landfill project and the anticipated sale of the assets of the Eagle Mountain landfill project; (iii) are not competitive with the West Valley MRF; and (iv) do not use in any manner any Proprietary Information, as that term is defined below. Shampay agrees to timely respond to a request for assistance and he shall in good faith undertake and seek to timely complete the project or assistance requested by the Company.

3. COMPENSATION. Subject to the terms and conditions of this Agreement, the Company shall pay Shampay as follows:

(a) During the Primary Term and during the Employee Reduced Time Period, Shampay shall continue to be paid based upon his current annual salary of $122,004 (gross); and

(b) During the Consulting Work Period, Shampay shall not be paid any compensation other than payment of the premiums for his continued receipt of medical, dental, vision and life and disability insurance benefits for such six month period of time as provided in Paragraph 4 below.

(c) In April 2005, the Company, with the consent of the Board of Managers of Kaiser, will consider awarding bonuses to officers of Kaiser for 2004 work performance. If a bonus is awarded to any officer as a result of the 2004 performance of the West Valley MRF or as a result of the work associated with the restated financial statements and amended SEC reports filed in 2004, Shampay would also receive a bonus for such performance or work.

All payments to Shampay shall be made in accordance with the Company’s normal payroll procedures and shall be less all appropriate deductions, such as social security, federal and state income tax withholding, medical, life insurance and other similar items.

4. BENEFITS. Subject to the termination of benefits as provided in Paragraphs 4(a) and 4(b) below, and subject to any plan requirements, Shampay will continue to receive medical, dental, life and disability insurance benefits at the Company’s expense during the Primary Term and the Reduced Time Work Period, subject to Shampay’s payment of any necessary premium participation (currently approximately $50 per month for medical) as generally applicable to other employees of the Company; provided, however, beginning as of January 1, 2005, the Company shall no longer pay to Shampay a car allowance. In addition, beginning with the Reduced Time Start Date, Shampay will not accrue any vacation. Shampay will be able to participate in the Company’s 401(k) Plan until the Employment Termination Date.

(This may mean that the Company pays the COBRA premiums during the Consulting Period.) After the Consulting Period, Employee shall be entitled to receive medical, dental and vision benefits in accordance with COBRA, for the balance of any available COBRA period, if Employee should elect to participate in such program.

(a) TERMINATION OF BENEFITS UPON DEATH. All benefits will terminate upon Shampay’s death.

(b) TERMINATION OF BENEFITS IF DISCHARGED FOR CAUSE. In the event Shampay is discharged as an Employee or terminated as a consultant for cause, all benefits that Shampay would otherwise be entitled to receive shall terminate except for those benefits that Shampay may acquire at his expense through COBRA and except for his portable life insurance, if any.

5. BUSINESS EXPENSES. In addition to paying or reimbursing Shampay for normal and reasonable business expenses incurred in his work for the Company and Kaiser, the Company will pay or reimburse Shampay for his reasonable travel expenses to and from Kaiser’s corporate offices, including, but not limited to, airline costs, lodging costs and rental car costs. However, Shampay shall pay for all of his personal meals.

6. NO SEVERANCE BENEFITS. Shampay shall not be entitled to any severance compensation following the Employment Termination Date but he shall continue to receive benefits during the Consulting Work Period as provided by Paragraph 4.(b) unless Shampay is terminated for cause as provided in Paragraph 19. Shampay shall be paid for all accrued and unused vacation days, if any, as of the commencement of the Reduced Time Period.

7. DEATH BENEFITS. If Shampay should die prior to the Employment Termination Date, the Company shall pay Shampay’s estate or personal representative: (i) his salary through the date of the month of his death; plus (ii) the balance, if any, that would have been payable to him during the Employee Reduced Time Work Period. For example, if Shampay should die on March 1, 2005, during the Primary Term, his estate would be paid his salary for the month of March 2005 and it would receive the compensation that would have been paid to him during the Employee Reduced Time Work Period which would be the equivalent of six (6) months of salary. The date of Shampay’s death shall be considered the date of the termination of his employment for purposes of this Agreement.

8. CLASS C AND D UNITS. As of the date of this Agreement Shampay owns and holds 80 Class C Units of Kaiser, which are fully vested. Upon termination of the Primary Term, the Class C Units shall automatically be treated as and become Class D Units and the Class D Units shall be deemed issued as of the date of the termination of the Primary Term. Thus, it is anticipated that the Class C Units will become Class D units as of approximately April 30, 2005. To the extent required, the provisions of this Paragraph 8 shall constitute an amendment to the terms of the Class C and Class D Units with respect to Shampay.

9. 401(K) LOAN AND SERP. Shampay has an outstanding loan from the Company’s 401(k) plan with an approximate principal balance of $32,000 as of the date of this Agreement. Shampay understands that the failure to pay the balance of his 401(k) loan will be a default under such loan and that the principal balance of the loan will be treated as an early withdrawal from a qualified retirement plan on which a penalty will be due in addition to the usual federal and state taxes. It is Shampay’s current intention to use the net proceeds distributable from his Supplemental Executive Retirement (“SERP”) account to pay against the principal of the 401(k) loan. Shampay understands that the amount received by him from the SERP will be taxable as ordinary compensation. Shampay has previously elected to take a lump sum distribution from the SERP upon the termination of his employment.

10. SURRENDER OF COMPANY PROPERTY AND OFFSET. On or prior to the Employment Termination Date, Shampay shall return to the Company or Kaiser and certify that he has returned all property in his possession or control, including, but not limited to: equipment (e.g., cell phones, computers, furniture, etc.); information, documents and files (e.g., all maps, agreements, data, plans, instruments, lists, schedules, reports, strategies, and financial information and projections and drafts thereof) of any nature or kind pertaining to the Company, its Affiliates and the Eagle Mountain project and the sale of its assets, and KSC Recovery, Inc. whether originals, copies, contained on computer disks or other computer memory storage devices or medium in other electronic media; credit cards; and other items belonging to the Company or its Affiliates except as may be expressly agreed upon by the Company in connection with Shampay continuing to serve as a consultant to the Company or Kaiser.

11. GENERAL RELEASE. Upon the termination of the Primary Term, Shampay and the Company shall execute and deliver the general release agreement attached hereto as Exhibit “A”. If Shampay fails to execute and deliver the General Release Agreement upon completion of the Primary Term as provided herein, no further compensation of any nature shall be paid by the Company to Shampay and his employment shall be immediately terminated. The General Release shall continue in effect upon termination of this Agreement. Shampay and the Company shall affirm the General Release Agreement as of the Employment Termination Date.

12. INDEPENDENT JUDGMENT MADE BY SHAMPAY. Shampay represents and acknowledges that in executing this Agreement he does not rely and has not relied upon any representation or statement of the Company or its Affiliates or by any of the respective officers, directors, shareholders, members, managers, employees, agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement.

13. CONDUCT. Shampay agrees that he will not speak disparagingly of the Company, or its Affiliates or their respective officers, directors, shareholders, members, managers’ employees, and the Company agrees it will not speak disparagingly about Shampay. The Company will provide a mutually agreed upon letter of recommendation.

14. GENERAL CONFIDENTIALITY.

(a) SHAMPAY’S OBLIGATIONS. Shampay agrees that (i) except as provided in this Agreement Shampay shall maintain the confidential nature of any Proprietary Information received or acquired by his, and (ii) Shampay shall use such Proprietary Information solely in conjunction with his work for the Company and not in connection with any other business or activity. “Proprietary Information” means all oral, written or recorded information about or related to the Company, any of its Affiliates, or the West Valley MRF and their technology, assets, liabilities, strategies, plans, pricing, alternatives, or business, whether acquired before or after the date hereof, and regardless of the manner in which it is acquired, together with any documents or other materials prepared by Shampay which contain or reflect such information.

(b) LIMITATIONS ON CONFIDENTIAL OBLIGATIONS AND USE RESTRICTIONS. The restrictions in Paragraph 14(a) above do not apply to information which Shampay can demonstrate (i) is then in the public domain by acts not attributable to Shampay or (ii) is hereafter received on an unrestricted basis by such Shampay from a third party source who, to Shampay knowledge after due inquiry, is not and was not bound by confidentiality obligations to the Company or any Affiliate thereof. In addition, Shampay is permitted to disclose any Proprietary Information that is necessary in the defense or prosecution of any legal action.

(c) ACTIONS IF DISCLOSURE REQUIRED. If Shampay is required by law to make any disclosure otherwise prohibited hereunder, such party shall use its best efforts to provide the other with prompt prior notice where possible so that (a) the other party (with the reasonable cooperation of the party required to make such disclosure) may seek an appropriate protection order or other remedy and/or (b) the parties can seek in good faith to agree on the appropriate scope and approach to disclosure. If a protective order or other remedy is not obtained, the party required to make such disclosure may furnish only that portion of information protected hereby which it is legally compelled to disclose and shall use its reasonable efforts to obtain confidential treatment for all information so disclosed.

(d) INJUNCTION. In addition to any other remedy provided by this Agreement or by law, the Company and its Affiliates shall have the right to seek injunctive relief against Shampay and any other appropriate party for violation of the terms of this Agreement and Shampay shall not assert that the Company and its Affiliates have an adequate remedy at law.

(e) PROVISION CONTINUES UPON TERMINATION OF AGREEMENT. This Paragraph 13 shall survive the termination of this Agreement.

15. NO OPPOSITION TO THE PROJECT. During Shampay’s employment by the Company and for a period of six (6) years subsequent to the termination of such employment, Shampay shall not, directly or indirectly, publicly or privately, take any action or position that would oppose the permitting, re-permitting, development, construction and/or operation of the Eagle Mountain landfill project or the sale of the landfill project’s assets or take any action that would adversely impact the receipt of the full purchase price from the sale of the Eagle Mountain landfill project’s assets. This provision shall survive the termination of this Agreement.

16. EXPENSES RELATED TO THIS AGREEMENT. It is further agreed for the above consideration that Shampay and the Company will bear their own costs, expenses and attorneys’ fees in connection with the negotiation and execution on this Agreement and all the events and circumstances which form the basis for execution of this Agreement.

17. OPPORTUNITY TO CONSULT WITH ATTORNEY. Shampay hereby warrants that prior to the execution of this Agreement, he was given the opportunity to consult with an attorney of his own choosing and review the contents and legal effect of this Agreement with an attorney and is executing this Agreement voluntarily, with full and complete knowledge of the legal and binding effect of this Agreement.

18. NO ADMISSION OF LIABILITY. This Agreement shall not in any way be construed as an admission by either the Company or Shampay that they respectively have acted wrongfully or have any rights whatsoever against each other except as expressly provided herein.

19. SEVERABILITY. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, all other provisions shall remain fully valid and enforceable.

20. TERMINATION:

(a) TERMINATION FOR CAUSE. If the Company elects to terminate or discharge Shampay for cause (as defined below), Shampay’s employment or engagement as a consultant, as applicable, will terminate on the date fixed for termination by the Company and thereafter the Company will not be obligated to pay Shampay any additional compensation (e.g., payments during the Reduced Work Period, etc.), other than the base salary, if any, due and owing up to the date of termination or provide benefits other than may be required by law, such as COBRA.

(b) DEATH. This Agreement shall terminate upon Shampay’s death. Upon termination of this Agreement due to Shampay’s death, the personal representative or estate of Shampay shall be entitled to the payments described in Paragraph 7.

21. DEFINITION OF “CAUSE.” “Cause” for the purposes of this Agreement shall mean any of the following:

(a) Failure to respond to a request for assistance within two (2) business days following the date of the request;

(b) Breach by Shampay of any provision of this Agreement; provided, however, the Company shall give Shampay written notice of such breach and Shampay shall have ten (10) days in which to cure such breach if such breach can be cured. No written notice or cure period shall be required in the event of gross negligence, malfeasance, dishonesty, or willful neglect of this Agreement by Shampay or in the event of a breach Paragraph 21 (a). In addition, there shall be no more than one (1) opportunity to cure a breach during the term of this Agreement;

(c) Gross negligence, misfeasance, malfeasance, willful neglect or dishonesty in the performance of Shampay’s duties or responsibilities hereunder;

(d) Engaging in conduct or activities or holding any position that materially conflicts with the interest of, or materially interferes with Shampay’s duties and responsibilities to the Company, Kaiser or Shampay Affiliates;

(e) Engaging in conduct which is materially detrimental to the business of the Company, Kaiser or Affiliates; or

(f) Failure to execute the General Release Agreement attached hereto as Exhibit “A” as of the date of the commencement of the Reduced Time Commitment, revocation of the General Release Agreement or failure to affirm the General Release Agreement as of the Employment Termination Date.

22. ENTIRE AGREEMENT. This Agreement, the exhibits hereto, and all other documents referred to herein, (including, but not limited to, the Company’s 401(k) Plan) sets forth the entire agreement between the parties hereto, with respect to the subject matters covered by this Agreement.

23. PROHIBITION ON ASSIGNMENT. This Agreement and Shampay’s obligations, duties, and rights herein shall not be transferred, assigned or pledged by Shampay.

24. COSTS OF ENFORCEMENT AND INTERPRETATION. In the event of any action brought to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be reimbursed for all reasonable costs incurred in such legal action, including reasonable attorneys’ fees.

25. TERMINATION OF ANY PRIOR EMPLOYMENT AGREEMENT. Any other Agreement or possible agreement with respect to the employment, the terms of employment and the terms of discharge from employment, of Shampay are terminated and superceded by this Agreement specifically including, but not limited to, the 2002 Employment Agreement.

26. HEADINGS. The headings throughout this Agreement are for convenience and reference only and they shall not be construed to add to or limit the meaning of any provision of this Agreement.

27. DEFINITION OF THE AFFILIATES. For purpose of this Agreement, all references to Affiliates of the Company shall mean and refer to Mine Reclamation, LLC, Kaiser Ventures LLC, and all subsidiaries of Kaiser Ventures LLC.

28. THIRD PARTY BENEFICIARIES. The Company and Shampay acknowledge that Kaiser Ventures LLC and Kaiser Eagle Mountain, LLC are third party beneficiaries of this Agreement and they may individually or separately enforce the terms of this Agreement.

29. INDEPENDENT CONTRACTOR. It is understood that Shampay shall be an independent contractor beginning with the Consulting Work Period and at no time shall this Agreement be construed to create a relationship of employment of Shampay by the Company after the Employment Termination Date. During the Reduced Time Work Period, Shampay shall have no right to obligate the Company under any commitment or agreement unless specifically authorized and directed to do so by the Company.

30. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year written above notwithstanding the actual date of signature.

“SHAMPAY”	“COMPANY”
PAUL E. SHAMPAY	BUSINESS STAFFING, INC.

/s/ Paul E. Shampay	By:	/s/ Richard E. Stoddard
Paul E. Shampay		Richard E. Stoddard, President

EXHIBIT “A”

GENERAL RELEASE AGREEMENT

This GENERAL RELEASE (“Agreement”) is made and entered into by and between PAUL E. SHAMPAY (“Employee”) and BUSINESS STAFFING, INC. (the “Company”) effective as of             , notwithstanding the actual date of signature.

RECITALS

A. Employee’s full time employment with the Company is to terminate effective as of the close of business              as set forth in that certain Transition Employment Agreement between the Company and Employee dated March 15, 2005 (the “Transition Agreement”). Under the terms of the Transition Agreement, it is anticipated that Employee will continue to be an employee of the Company on a reduced time basis for a period of six (6) months following the date that Employee is no longer a full-time employee of the Company and will serve as a consultant to the Company for an additional six (6) months thereafter.

B. By the terms of this Agreement, Employee and the Company intend that all claims they have or may have against each other shall be forever discharged and released subject to the reservations and limitations set forth in this Agreement.

NOW, THEREFORE, based upon the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and the Company agree as follows:

1. ACKNOWLEDGMENT OF RECITALS. Employee and the Company agree and acknowledge that the facts set forth in the Recitals above are true and correct and are incorporated herein by this reference.

2. TERMINATION OF EMPLOYMENT. Employee understands and acknowledges that his full time active employment with the Company terminates effective as of the close of business on              and, subject to the terms of the Transition Agreement, his reduced time employment with the Company will terminate.

3. COMPENSATION. Subject to the terms and conditions of the Transition Agreement, the Company shall, for the general release of Employee contained herein and for the other terms, conditions, and provisions contained in this Agreement, compensate Employee as follows:

a. the Company will pay Employee’s regular monthly salary through             ;

b. in consideration of Employee entering into this Agreement and the release provided herein, Employee shall continue to work for the Company on a reduced time basis and as an consultant subject to and in accordance with the Transition Agreement and shall be paid the compensation described in the Transition Agreement in accordance with its terms;

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c. provided Employee has not revoked this Agreement and has reaffirmed this Agreement as of his Employment Termination Date as defined in the Transition Agreement, Employee will continue to receive his existing regular medical, dental, vision, and life insurance benefits at the Company’s expense in accordance with the terms of the Transition Agreement.

All payments to Employee, while an employee, shall be less all appropriate deductions, such as social security and federal and state income tax withholding.

4. NO LEGAL ACTION. Employee represents that he has not filed any complaints, or charges or lawsuits against the Company with any governmental agency or any court, and that he will not do so at any time hereinafter; provided, however, this shall not limit employee from filing a lawsuit for the sole purpose of enforcing Employee’s rights under this Agreement the Transition Agreement or from seeking unemployment compensation.

5. INDEPENDENT JUDGMENT MADE BY EMPLOYEE. Employee represents and acknowledges that in executing this Agreement he does not rely and has not relied upon any representation or statement of the Company or by any of the Company’s employees, agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement.

6. GENERAL RELEASE BY EMPLOYEE. As a material inducement to this Agreement, Employee, individually, and his successors, assigns, heirs, and agents, and each and all of them, agree to fully and forever release and discharge the Company, Kaiser Ventures LLC, Kaiser Eagle Mountain, LLC and their respective subsidiaries, predecessors, and affiliates, and each of their respective former or current officers, directors, managers, members, stockholders, employees, agents, and attorneys, as applicable (collectively “Releasees”), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, rights under federal, state, or local laws prohibiting discrimination based upon religion, race, national origin, gender, marital status or handicap, age or other forms of discrimination, any claim of sexual harassment, or other claims growing out of any legal restrictions on the Company’s right to terminate its employees, including, but not limited to, Employee’s employment with the Company, Kaiser Ventures LLC, and Kaiser Eagle Mountain, LLC, the termination of or separation from that employment (“Claim” or “Claims”), which Employee now has, owns or holds, or claims to have, own or hold, or which Employee at any time heretofore had, owned or held, or claims to have, own or had, or which Employee at any time hereinafter may have, own or hold, or claim to have, own or hold against each or any of the Releasees. Notwithstanding the foregoing, Employee reserves all rights arising out of any breach of this Agreement or the Transition Agreement by the Company.

7. SCOPE OF EMPLOYEE’S RELEASE. Employee understands and agrees that the foregoing Paragraph 6 is a release and discharge of all claims, except as expressly reserved in Paragraph 6 to Employee, which:

a. Covers all causes of action of any nature or kind including, but not limited to, all claims or charges of wrongful discharge, infliction of emotional distress, breach of contract, or discrimination or harassment on the basis of race, sex, age, religion, national origin, handicap, marital status or any other protected classification under federal, state, and/or local law; and

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b. Includes all claims of every nature and kind, known or unknown, suspected or unsuspected. Employee acknowledges that he may hereafter discover facts different from, or in addition to, or those which he knows or believes to be true with respect to his employment with the Company or this Agreement, and agrees that this Agreement and the release contained herein shall be and remain effective and binding in all respects notwithstanding such difference or additional facts or the discovery thereof.

8. WAIVER OF CERTAIN RIGHTS. Employee expressly waives or relinquishes all rights and benefits afforded by section 1542 of the Civil Code of the State of California, and does so understanding and acknowledging the significance of such specific waiver of Section 1542. Section 1542 of the Civil Code of the State of California states as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Releasees, Employee expressly acknowledges that the Release provided herein is intended to include, without limitation, all Claims which Employee does not know or suspect to exist in his favor, at the time of execution hereof, and that this Agreement and contemplates the extinguishment of any such Claim or Claims except as expressly reserved to Employee under Paragraph 6 of this Agreement.

9. GENERAL RELEASE BY THE COMPANY. Subject to the terms and conditions of this Agreement, the Company, Kaiser Ventures LLC and their respective successors, assigns, subsidiaries, affiliates and each of their respective officers, directors, managers, members, stockholders, employees, agents and attorneys, and each and all of them, agree to fully and forever release and discharge Employee, individually, and his successors, heirs and agents, and attorneys (collectively “Employee Releasees”), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including whatsoever, known or unknown, suspected or unsuspected, (“Company Claim” or “Company Claims”), which the Company or Kaiser Ventures LLC now has, owns or holds, or claims to have, own or hold, or which the Company or Kaiser Ventures LLC at any time heretofore had, owned or held, or claims to have, own or had, or which the Company at any time hereinafter may have, own or hold, or claim to have, own or hold against each or any of the Employee Releasees. Notwithstanding the foregoing, the Company reserves all rights arising out of any breach of this Agreement by Employee, any dishonest, fraudulent, or criminal misconduct by Employee, or a breach of the Transition Agreement by Employee.

10. WAIVER OF CERTAIN RIGHTS BY THE COMPANY. The Company expressly waives or relinquishes all rights and benefits afforded by section 1542 of the Civil Code of the State of California, and does so understanding and acknowledging the significance of such specific waiver of Section 1542. Section 1542 of the Civil Code of the State of California states as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

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Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Employee Releasees, the Company expressly acknowledges that the Release provided herein is intended to include, without limitation, all Company Claims which the Company does not know or suspect to exist in its favor, at the time of execution hereof, and that this Agreement and contemplates the extinguishment of any such Company Claim or Company Claims, except as expressly reserved to the Company in Paragraph 9 of this Agreement.

11. CONFIRMATION OF GENERAL RELEASE. The Company and Employee each agree to execute and deliver to the other as of the Termination of Employment date as that term is defined in the Transition Agreement a document confirming and affirming this Agreement. and the release of each party is in full force and effect.

12. EMPLOYEE CONFIDENTIALITY. Employee agrees to maintain the confidentiality of documents and information as set forth in the Transition Agreement.

13. OPPORTUNITY TO CONSULT WITH ATTORNEY AND TO REVOKE AGREEMENT. Employee hereby warrants that prior to the execution of this Agreement, he was given the opportunity to consult with an attorney of his own choosing and review the contents and legal effect of this Agreement with an attorney and is executing this Agreement voluntarily, with full and complete knowledge of the legal and binding effect of this Agreement. In addition, Employee shall have the right to revoke this Agreement for any reason at any time within ten (10) days following the date of his execution of this Agreement and no provision of this Agreement shall be effective or enforceable against the Company or Employee during such revocation period. If Employee desires to revoke this Agreement during the ten (10) day period following the execution of this Agreement, he shall give written notice to the Company by midnight of the tenth (10th) day following the date of this Agreement. Upon revocation of this Agreement as provided herein, the Company may immediately terminate Employee’s employment with the Company and such termination shall be termination for cause under the terms of the Transition Agreement for which there shall be no right to cure.

14. NO ADMISSION OF LIABILITY. This Agreement shall not in any way be construed as an admission by either the Company or Employee that they respectively have acted wrongfully or have any rights whatsoever against each other except that may arise upon a breach of this Agreement.

15. SEVERABILITY. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, all other provisions shall remain fully valid and enforceable.

16. ENTIRE AGREEMENT. This Agreement and the Transition Agreement set forth the entire Agreement between the parties hereto, and fully supersedes any and all prior Agreements or understandings pertaining to the subject matter hereof.

17. HEADINGS. The headings throughout this Agreement are for convenience and reference only and they shall not be construed to add to or limit the meaning of any provision of this Agreement.

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18. DEFINITION OF THE COMPANY. For purpose of this Agreement, all references to the Company shall be deemed to include all predecessors, affiliates and subsidiaries of the Company, specifically including, but not limited to, Kaiser Ventures LLC.

19. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and Employee and their respective successors in interest, affiliates, predecessors, subsidiaries, heirs and personal representatives, as applicable, and as otherwise provided in this Agreement.

20 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHERE OF, the parties have executed this Agreement to be effective as of the day and year written above.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN OR UNKNOWN CLAIMS.

Executed at Ontario, California.	“EMPLOYEE”
PAUL E. SHAMPAY

Dated:

Executed at Ontario, California.	“COMPANY”
BUSINESS STAFFING, INC.

Dated:	By:
Richard E. Stoddard, President

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